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                                                                 Exhibit 3.41



                            CERTIFICATE OF AMENDMENT

                                       OF

                      EQUISTAR ATLANTA GP COMPANY, L.L.C.



     1. The name of the limited liability company is: EQUISTAR ATLANTA GP COMPANY L.L.C.

     2. The Certificate of Formation of the limited liability company is hereby amended as follows:

         "2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is: The Corporation Trust Company."

     3. This Certificate of Amendment shall be effective on July 1, 1998.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of EQUISTAR ATLANTA GP COMPANY, L.L.C. this 25th day of June, 1998.



                                                  /s/ Christopher L. Bennett
                                                  --------------------------
                                                      Christopher L. Bennett
                                                  By: Authorized Person

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                            CERTIFICATE OF FORMATION

                                       OF

                      EQUISTAR ATLANTA GP COMPANY, L.L.C.

     This Certificate of Formation of EquiStar Atlanta GP Company, L.L.C. (the "LLC"), dated November 9, 1995 is being duly executed and filed by EquiStar Hotel Investors, L.P., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.)

     FIRST. The name of the limited liability company formed hereby is EquiStar Atlanta GP Company L.L.C.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o United Corporate Services, 15 East North Street, Dover, Delaware 19901.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is United Corporate Services, 15 East North Street, Dover, Delaware 19901.

     IN WITNESS THEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                          EQUISTAR HOTEL INVESTORS, L.P.,
                                          a Delaware limited partnership,
                                          Authorized Person

                                          By:  Cherwell Investors, Inc.
                                               a Delaware corporation,
                                               general partner

                                               By: /s/ Bradford E. Bernstein /s/
                                                  ------------------------------
                                                  Name: Bradford E. Bernstein
                                                  Title: Vice President

                                          By:  CapStar Executive Investors I,
                                               L.L.C., a Delaware limited
                                               liability company, general
                                               partner

                                               By: /s/ John E. Plunkett /s/
                                                  ------------------------------
                                                   Member